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                                                                   EXHIBIT 10.18


Paradigm Genetics, Inc. has omitted from this Exhibit 10.18 portions of the Agreement for which Paradigm Genetics, Inc. has requested confidential treatment from the Securities and Exchange Commission. The portions of the Agreement for which confidential treatment has been requested have been filed separately with the Securities and Exchange Commission. Such omitted portions have been marked with an asterisk.


                              Alliance Agreement


                                    Between



                              LION bioscience AG
                               Waldhofer Str. 98
                      69123 Heidelberg-Wieblingen Germany
                       represented by its managing board



                                          -called "LION" hereinafter-

                                      and


                            Paradigm Genetics Inc.
                       104 Alexander Drive, Building Two
            Research Triangle Park, North Carolina 27709-4528, USA
                   Represented by the CEO John Ryals, Ph.D.

                                                   - called "PGI" hereinafter-


                                   -  collectively called "Parties" hereinafter-

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                                 Confidential


                               ALLIANCE AGREEMENT

This agreement is entered into by and between Lion bioscience AG, hereinafter "LION", of Waldhofer Str. 98, 69123 Heidelberg-Wieblingen, Germany, with offices at 141 Portland Street, 10/th/ Floor, Cambridge, Massachusetts 02139, and Paradigm Genetics, Inc., hereinafter "PGI", of 104 Alexander Drive, Building 2, Research Triangle Park, North Carolina 27709.

     WHEREAS, PGI is in the business of genomic research and has know-how, facilities, experience and personnel in the field of genomics, particularly functional genomics relating to life sciences;

     WHEREAS, LION has know-how, facilities, experience and personnel in the field of developing, marketing and distributing bioinformatics software tools and services; and

     WHEREAS, LION and PGI desire to conduct collaborative development and sales and marketing in the area of bioinformatics for functional genomics for certain life sciences.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein, the parties agree as follows:

     1.   Scope of Relationship. a) LION and PGI shall undertake a collaboration
          ---------------------
          ("COLLABORATION") in the area of Bioinformatics for Functional Genomics (the "FIELD"). For the purposes of this Agreement, "Functional Genomics" means functional genomics in the areas of crop production ("Crop Production"), nutrition, industrial products and foods for human health; "Crop Production" means any business activity resulting in the production or enhanced production of crops, food, animal feed or industrial feed stocks. "Bioinformatics" means database architecture, information storage and retrieval, software, data analysis and query tools and data display and user interface.

          b) The COLLABORATION consists of the activities to be conducted by PGI and LION pursuant to the Product Development Plan and the Marketing Plan.

          c) The Product Development Plan consists of i) the development of New Software Products that are useful for Functional Genomics and for use in the generation of, or with, a Metabolic Profiling Database on plants and fungi and ii) development of a Metabolic Profiling Database for the FIELD and

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               the Health Care Market in accordance with the Plan attached hereto as Exhibit A.

          d) The Sales & Marketing Program consists of i) the sales and marketing of New Software Products that are useful for Functional Genomics and for use in the generation of, or with, a Metabolic Profiling Database on plants and fungi and ii) the sales and marketing of a Metabolic Profiling Database for the FIELD and the Health Care Market in accordance with the Plan attached hereto as Exhibit B. In addition, a mutually agreed upon business plan will be completed by April 1, 2001.

          e) The COLLABORATION shall be under the direction and supervision of a Joint Collaboration Committee consisting of an R & D representative and a Business representative from both PGI and LION as listed in the attached Exhibit C (each respectively a "REPRESENTATIVE" and collectively the "JOINT COLLABORATION COMMITTEE"). A party may change a designated REPRESENTATIVE by notice to the other party. All decisions relating to the COLLABORATION, as well as any modification of the Product Development Plan or the Marketing Plan, shall be effective only upon mutual agreement of all REPRESENTATIVES. In the event that the REPRESENTATIVES are unable to agree, the matter shall be referred to the persons designated in Article 22b. In addition, the scope of the COLLABORATION may be modified upon mutual written consent of the Parties.

     2.   Meetings and Reports. a) Designees of LION and PGI shall meet
          --------------------
          regularly to discuss the COLLABORATION, set specific objectives, define timelines and acceptance criteria, and evaluate and report progress. It is mutually agreed that PGI and LION will allocate efforts to projects based on the alignment with each party's business strategy. Participants of such meetings shall be determined by the REPRESENTATIVES. Meetings shall take place at a location that is mutually agreed upon by both parties. Each party shall be responsible for its out-of-pocket expenses associated with attendance at such meetings.

          b) PGI and LION shall produce a written summary of meetings of the JOINT COLLABORATION COMMITTEE and a final written report summarizing the results of the PRODUCT DEVELOPMENT PLAN within sixty (60) days of its completion. The final report shall include, but not be limited to, all data, conclusions, results, observations, a detailed description of all procedures, and the like. All such reports may be utilized by both parties in the FIELD. All reports shall constitute CONFIDENTIAL INFORMATION (as defined below) subject to provisions of Article 6.

     3.   Consideration from PGI to LION.  In consideration of the services
          ------------------------------
          provided by LION and the rights obtained by PGI under this agreement, PGI shall provide LION with:

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          a)   a minimum two full time employee (FTE) effort, as described in the attached Product Development Plan as Exhibit A, for the co-development of New Software Products and the Metabolic Profiling Database pertaining to this COLLABORATION. If appropriate, LION employees will work within PGI facilities under the appropriate confidentiality and non-disclosure agreements.

          b) The current architectural schema for the FunctionFinder(TM) software solely to assist in the Product Development Plan covered under this agreement. LION will not use this schema for any other purpose, nor will LION market, sell or distribute this schema or any modified form of the schema to any third party without written consent of PGI.

          c) Access to certain relevant Development Data for the Product Development Plan. LION will not market, sell or distribute these data, or copies of these data, to any third party. "Development Data" for the purposes of this Agreement means data that is useful in the Development Plan to develop New Software Products and the Metabolic Profiling Database.

          d) Certain metabolic profiling data from plants and fungi to be used for the sole purpose of marketing and supporting the Metabolic Profiling Database. All plant and fungal metabolic profiling data shall remain the sole property of PGI. No license is granted to LION for this or any other data for any other activity.

          e) All data to be used as part of this COLLABORATION which will be structured to be compatible with user interfaces designed by LION (for example, bioSCOUT(TM)) provided LION continues to use SRS and as long as LION provides PGI with timely updates on requirements.

          f) Payments for any development which is carried out by LION for the benefit of PGI, which is not part of the Product Development Plan for the development of New Software Products or that is not used in the generation of the Metabolic Profiling Database. The rate of payment will be at a consultancy rate of $ [____] * /person/day. Travel and subsistence expenses will also be charged.

_____________________________________________________________________________
* Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

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          g)   A royalty of [___] * of the Net Sales of any Metabolic Profiling
               Database, which is licensed as a database by PGI under mutually agreed upon terms, as between PGI and LION, in the FIELD and the Health Care Market. This royalty shall be paid in US dollars within 30 days of the end of each quarter after sales have occurred. For purposes of this subsection g), "Net Sales" are the total revenue received for a license to the Metabolic Profiling Database before taxes and net of refunds, credits or discounts. If the Metabolic Profiling Database is sold as a part of a package of products, databases and/or services the royalty shall reflect the relative value of the Metabolic Profiling Database to the total contract value and PGI and LION shall negotiate the royalty rate in good faith.

          h) Recommendation for LION products. PGI will market its functional genomics data, databases and products resulting from its internal discovery efforts. PGI and LION will market the Metabolic Profiling Database in the FIELD and in the Health Care Market. If a customer is interested in solutions to bioinformatics problems, PGI will mention that LION is the provider of choice for bioinformatics software for functional genomics. PGI will attempt to facilitate a favorable viewing of LION products and services. However, PGI is free to work with any customer it finds, independent of other agreements the customer may have with the competitors of LION. PGI agrees to protect the confidential information of LION to at least the same degree as set forth in the rules for confidentiality in the Letter of Intent dated January 19, 2000.

          i) PGI will not enter into an agreement with any third party to co-develop bioinformatics software or the Metabolic Profiling Database covered under this agreement with the intention of marketing these tools in the FIELD with the exception of foods for human health. "Third Party" for this subsection i) means an entity other than the entity having a preexisting relationship with either party or an entity that provides a product or tools for which LION has no reasonable alternative or comparable product.

          j) A royalty of [___] * of the Net Sales of any New Software Product, which is sold by PGI under mutually agreed upon terms, as between PGI and LION. This royalty shall be paid in US dollars within 30 days of the end of each quarter after sales have occurred. For purposes of this subsection j), "Net Sales" are the total revenue received for a license to the New Software Product before taxes and net of refunds, credits or discounts.

_____________________________________________________________________________
* Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

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               If the New Software Product is sold as a part of a package of products, databases and/or services the royalty shall reflect the relative value of the New Software Product to the total contract value and PGI and LION shall negotiate the royalty rate in good faith.

          k) For new bioinformatics software which is co-developed pursuant to the COLLABORATION but is not a New Software Product, the revenue split between PGI and LION will be based on the percentage of the value contributed by each party to any new bioinformatics software.

     4.   Consideration from LION to PGI.  In consideration of the services
          ------------------------------
          provided by PGI and the rights obtained by LION under this Agreement, LION shall provide PGI with:

          a) In addition to the terms and conditions of the license agreements dated October 26, 1999 and June 14, 2000, continued updates and support for SRS, bioSCOUT(TM) and arraySCOUT(TM) and associated software modules at prices no greater than those previously negotiated between the parties and no higher than licensed to other commercial entities in arms length transactions. LION will provide PGI with software development kits for SRS, arraySCOUT(TM) and bioSCOUT(TM) tools.

          b) At commercially reasonable terms available to other customers, LION shall provide to customers of PGI a license to SRS, bioSCOUT, arraySCOUT and other tools required to use the Metabolic Profiling Data Analysis and Display Software and Metabolic Profiling Database. PGI will not independently market, sell or distribute the license or kits without the written consent of LION.

          c) A minimum two full time employee (FTE) effort, as described in the Product Development Plan attached as Exhibit A, for the co-development of New Software Product and the Metabolic Profiling Database pursuant to this COLLABORATION. If appropriate, PGI employees will work within LION facilities under the appropriate confidentiality and non-disclosure agreements. Furthermore, LION will provide training and access to early phase products (-test site) that are appropriate for PGI.

          d) The marketing of SRS, bioSCOUT(TM) and other bioinformatics software tools to industry. If the customer is in the Functional Genomics markets, LION will mention that PGI is the provider of choice for functional genomics. LION will attempt to facilitate a favorable viewing of PGI products and services. However, LION is free to work with any customer it finds, independent of that customer's interest in working with PGI and independent of other agreements the customer may have with competitors of PGI.

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          e)   LION will not enter into an agreement with any third party to co-
               develop bioinformatics software or the Metabolic Profiling Database covered under this agreement with the intention of marketing these tools in the FIELD with the exception of foods for human health. "Third Party" for this subsection means an entity other than the entity having a preexisting relationship with either party or an entity that provides a product or tools for which PGI has no reasonable alternative or comparable product.

          f) A royalty of [___] * of the Net Sales of any Metabolic Profiling Database, which is sold as a database by LION under mutually agreed upon terms, as between PGI and LION, in the FIELD or Health Care Market. This royalty shall be paid in US dollars within 30 days of the end of each quarter after sales have occurred. For purposes of this subsection f), "Net Sales" are the total revenue received for a license to the Metabolic Profiling Database before taxes and net of refunds, credits or discounts. If the Metabolic Profiling Database is sold as a part of a package of products, databases and/or services the royalty shall reflect the relative value of the Metabolic Profiling Database to the total contract value and PGI and LION shall negotiate the royalty rate in good faith.

          g) A royalty of [___] * of the Net Sales of any New Software Product, which is licensed by LION under mutually agreed upon terms, as between PGI and LION. This royalty shall be paid in US dollars within 30 days of the end of each quarter after sales have occurred. For purposes of this subsection g), "Net Sales" are the total revenue received for a license to the Bioinformatics Software Tool before taxes and net of refunds, credits or discounts. If the New Software Product is sold as a part of a package of products, databases and/or services the royalty shall reflect the relative value of the New Software Product to the total contract value and PGI and LION shall negotiate the royalty rate in good faith.

     5.   Grants, Licenses and Options.  a) Under the SRS license agreement
          -----------------------------
               dated October 26, 1999 and the bioSCOUT(TM) and arraySCOUT(TM) licenses dated June 14, 2000, LION has granted to PGI annual licenses to use these products. Following the first sale of a New Software Product or a Metabolic Profiling Database at a price to be agreed between LION and PGI, LION will grant to PGI a non-exclusive license to use SRS, bioSCOUT(TM) and arraySCOUT(TM) from the date of the annual license renewals.

_____________________________________________________________________________
* Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

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          b)   The granted non-exclusive licenses, pursuant to article 5(a), shall survive the termination of this Agreement provided that the royalties received or sales revenues retained by LION pursuant to articles 3(g), 3(j), 4(e) and 4(f) exceed the annual list price of the software for the year in which such royalties or sale revenues are received. However, the non-exclusive licenses granted pursuant to article 5(a) do not include new versions of the software or technical support.

          c) LION is free to use, market, sell, license and distribute any product or service not specifically covered under this COLLABORATION without interference from PGI. PGI is free to sell and distribute any product or service not specifically covered under this COLLABORATION without interference from LION.

          d) (i) LION herewith grants PGI a non-exclusive, world-wide, royalty free License to use and market the New Software Product and the Know-How related to the New Product Software solely for the purposes of this Agreement, without the right to sublicense, and subject to all terms and conditions hereof; and (ii) LION herewith also grants PGI and its affiliates an irrevocable, non-exclusive, world-wide, royalty-free License to use New Software Products and the Know-How related to the New Software Products for internal purposes without the right to sublicense.

          e) (i) PGI herewith grants LION a non-exclusive, world-wide, royalty-free License to use and market the Metabolic Profiling Database and the Know-How related to the Metabolic Profiling Database solely for the purposes of this Agreement, without the right to sublicense, and subject to all terms and conditions hereof; and (ii) PGI herewith also grants LION and its affiliates an irrevocable, non-exclusive, world-wide, royalty-free License to use the Metabolic Profiling Database and the Know-How related to the Metabolic Profiling Database for internal purposes without the right to sublicense.

     6.   Confidentiality. In view of the parties' proprietary rights and
          ----------------
          interests concerning their facilities and technology, PGI and LION agree that during the term of and any subsequent extension of this Agreement and for a period of five (5) years thereafter, each party shall hold in confidence any CONFIDENTIAL INFORMATION (as defined below): a) received by one party ("Receiving Party") from the other party ("Disclosing Party"), or 2) that results from the COLLABORATION under this Agreement ("New Information") except as required under clause 5 for the purpose of the sale and marketing of the results of the COLLABORATION. "CONFIDENTIAL INFORMATION" includes, but is not limited to, confidential or proprietary information, business plan information, reports, materials, know-how, data, both technical and non-technical, procedures, databases, documents, specifications, techniques, assays, results, product development, conclusions, and the like (including the terms of

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          this Agreement). Each party shall not disclose CONFIDENTIAL
          INFORMATION to any third party or use such CONFIDENTIAL INFORMATION for any purpose, except as provided herein, without the prior written approval of the other party. The parties shall have no obligations with respect to any portion of such CONFIDENTIAL INFORMATION which:

          a) is or later becomes generally available to the public by use, publication or the like through no fault of the Receiving Party;

          b) is obtained from a third party who had the legal right to disclose the same to the Receiving Party;

          c) the Receiving Party already possesses, as evidenced by written records, predating receipt thereof from the Disclosing Party; or

          d) is independently developed by the Receiving Party without reference to the CONFIDENTIAL INFORMATION, provided such independent development can reasonably be documented by the Receiving Party by written records.

     7.   Publication. PGI and LION recognize the importance to present or
          -----------
          publish scientific articles and the importance to protect CONFIDENTIAL INFORMATION from premature disclosure to third parties. However, LION agrees to obtain written permission from PGI prior to submission of any such presentation or article for publication that contains PGI's CONFIDENTIAL INFORMATION or prior to disclosure of PGI's CONFIDENTIAL INFORMATION to third parties. PGI agrees to obtain written permission from LION prior to submission of any such presentation or article for publication that contains LION's CONFIDENTIAL INFORMATION or prior to disclosure of LION's CONFIDENTIAL INFORMATION to third parties. Each party agrees to provide to the REPRESENTATIVE of the other party all such presentations or articles or disclosures of CONFIDENTIAL INFORMATION to the third parties at least sixty (60) days prior to submission of such presentations or articles for publication or prior to the intended disclosure of CONFIDENTIAL INFORMATION to third parties. The receiving REPRESENTATIVE will notify the party within thirty (30) days following receipt of the contents of the proposed publication or disclosure of any comments they may have. The parties agree to remove any CONFIDENTIAL INFORMATION contained in such proposed presentations, articles or disclosures and the parties agree to delay such disclosures, presentations or articles for publication for up to ninety (90) days in order to file a patent application if it is determined that the presentations or articles for publication or disclosure contain CONFIDENTIAL INFORMATION with potentially patentable subject matter.

     8.   Property Rights. a) Intellectual property developed by one or both
          ---------------
               Parties relating to or incorporating LION's core-software-products (including but

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               not limited to SRS, bioSCOUT(TM), arraySCOUT(TM),
               genomeSCOUT(TM), pathSCOUT(TM), miSCOUT(TM)) shall belong to LION ("LION Intellectual Property").

          b) Subject to Section 8a intellectual property relating to the Metabolic Profiling Database developed by one or both parties during the Product Development Plan shall be owned by PGI ("PGI Intellectual Property").

          c) Intellectual property relating to New Software Products developed by one or both parties during the COLLABORATION shall be owned by LION ("LION Intellectual Property").

          d) Intellectual property relating to Functional Genomics developed by one or both parties pursuant to the Product Development Plan shall be owned by PGI ("PGI Intellectual Property").

          e) Subject to Sections 8a, 8b, 8c and 8d, other intellectual property developed by one more employees of both Parties pursuant to the Product Development Plan shall be jointly owned by LION and PGI ("Joint Intellectual Property"). Each owner of a jointly owned patent shall have the rights to use such Joint Intellectual Property pursuant to the rights granted in this Agreement.

          f) Subject to Sections 8a, 8b, 8c, 8d and 8e any intellectual property developed solely by one or more employees of PGI, shall be owned by PGI ("PGI Intellectual Property").

          g) Subject to Sections 8a, 8b, 8c, 8d and 8e any intellectual property developed solely by one or more employees of LION, shall be owned by LION ("LION Intellectual Property").

          h) PGI shall be responsible for all costs associated with the preparation, filing, prosecution and maintenance of all PGI Intellectual Property and 50% of the costs for Joint Intellectual Property. LION shall be responsible for all costs associated with the preparation, filing, prosecution and maintenance of all LION Intellectual Property and 50% of the costs of Joint Intellectual Property.

     9.   Term.  a) This agreement shall be effective beginning November 1, 2000
          -----
          and shall remain in effect until December 31, 2005 unless terminated earlier or unless the goals of the Development Plan have been achieved earlier as mutually agreed by both Parties. This Agreement may be extended upon the mutual written agreement of both parties.

          b) A party may terminate this Agreement upon or after the breach of any material provision of this Agreement, if the breaching party has not cured such breach within ninety (90) days after notice thereof from the other party.

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               Any licenses granted hereunder to the non-breaching party shall survive a termination of this Agreement under this Article 9b and shall remain in full force and effect under the terms and conditions of the associated license agreement so long as such non-breaching party shall continue to comply with its obligations under this Agreement to the breaching party in respect of such licenses (including without limitation, any reporting, payment, funding, development, commercialization, or royalty obligations) as if this Agreement had not been terminated. A termination for breach as provided in this Article 9b shall not affect any licenses granted to third parties prior to such breach unless the granting of the license constitutes a breach of this Agreement.

     10.  Termination.  This Agreement shall terminate upon the expiration of
          ------------
          the term of Article 9 or for any reason prior thereto by either party after giving thirty (30) days notice.

     11.  Notices. Unless otherwise stated, any notice or reports required to be
          --------
          given under the terms of this Agreement may be given by certified letter addressed to the other party and addressed to the party at the following address. Any notice so given shall be deemed to have been served when hand delivered to the other Party or at the expiration of seven (7) days from the time of posting.

     For LION:                Dr. Friedrich von Bohlen
                              LION bioscience AG
                              Waldhofer Str. 98
                              69123 Heidelberg-Wieblingen
                              Germany

                              with a copy to:

                              Dr. Reinhard Schneider, CEO
                              Lion Bioscience Inc.
                              141 Portland Street
                              Cambridge, Massachusetts 02139

     For PGI:                 John Ryals, CEO
                              Paradigm Genetics, Inc.
                              104 Alexander Drive, Building 2
                              Research Triangle Park, North Carolina 27709

     12.  Publicity.  During the term of this Agreement, neither party hereto
          ----------
          will use the name of the other party in publicity or advertising without the written approval of the other party, such approval not to be unreasonably withheld. However, nothing in this Article or elsewhere in this Agreement or from including the existence and nature of this Agreement in the routine reporting of its activities.

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     13.  Liability. Each party hereto agrees to be responsible and assume
          ----------
          liability for its own wrongful or negligent acts or omissions, or those of its officers, agents, or employees to the full extent allowed by law and further agrees to indemnify and hold harmless the other party against any action brought against the other party to the extent that such action is based on such wrongful or negligent acts or omissions. Further, each party warrants and represents that it possesses adequate liability insurance, which will remain in effect for the entire term of this Agreement, for the protection of itself and its officers, employees and agents, while acting within the scope of their employment by the party.

          a)   Indemnification of LION.  PGI shall indemnify, defend and hold
               -----------------------
               harmless LION against any action to the extent that such action is based on a claim that LION's use of the Metabolic Profiling Database, the Documentation, the Updates, the Know How or any part thereof under this Contract infringes an enforceable patent or copyright, or misappropriates or infringes upon a trade secret or other intellectual property right and PGI shall pay all costs (including reasonable attorney's fees) awarded or agreed to in settlement by PGI in such action; provided that PGI is given notice within fifteen (15) calendar days of the date the LION knows of such a claim, unless the failure to give such notice shall not, in the reasonable opinion of PGI, materially prejudice PGI's defense thereof. PGI shall control the defense in any such action and at its discretion may enter into a stipulation of discontinuance and settlement thereof. The foregoing indemnity shall not apply in respect of any infringement or misappropriation claim if such infringement or misappropriation claim is based on: (a) use of a superseded or altered release of the Metabolic Profiling Database if the infringement would have been avoided by the use of a current unaltered release of the Metabolic Profiling Database which PGI provides to LION, (b) the modification or alteration of the Metabolic Profiling Database or the source code by LION if such infringement would have been avoided by use of the Metabolic Profiling Database without such modification or alteration, or (c) the combination, operation or use of the New Software Product with software, hardware or other materials not furnished by PGI if such infringement would have been avoided by the use of the New Software Product without such software, hardware or other materials. In the event that portions of the Software are held or are believed by PGI to infringe, PGI may, in its sole discretion, terminate the license for the infringing New Software Product. This Section states PGI's entire liability and LION's exclusive remedy for infringement or misappropriation.

          b)   Indemnification of PGI.  LION shall indemnify, defend and hold
               ----------------------
               harmless PGI against any action to the extent that such action is based on a claim that PGI's use of the New Software Products, the Documentation, the Updates, the Know How or any part thereof under this Contract infringes an enforceable patent or copyright, or misappropriates or infringes upon a trade secret or other intellectual property right and LION shall pay all costs
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          (including reasonable attorney's fees) awarded or agreed to in settlement by LION in such action; provided that LION is given notice within fifteen (15) calendar days of the date the PGI knows of such a claim, unless the failure to give such notice shall not, in the reasonable opinion of LION, materially prejudice LION's defense thereof. LION shall control the defense in any such action and at its discretion may enter into a stipulation of discontinuance and settlement thereof. The foregoing indemnity shall not apply in respect of any infringement or misappropriation claim if such infringement or misappropriation claim is based on: (a) use of a superseded or altered release of a New Software Product if the infringement would have been avoided by the use of a current unaltered release of the New Software Product which LION provides to PGI, (b) the modification or alteration of a New Software Product or the source code thereof by PGI if such infringement would have been avoided by use of the New Software Product without such modification or alteration, or (c) the combination, operation or use of a New Software Product with software, hardware or other materials not furnished by LION if such infringement would have been avoided by the use of the New Software Product without such software, hardware or other materials. In the event that portions of the New Software Product are held or are believed by LION to infringe, LION may, in its sole discretion, terminate the license for the infringing New Software Product. This Section states LION's entire liability and PGI's exclusive remedy for infringement or misappropriation.

     c)   Limitation of Liability.  EXCEPT WITH RESPECT TO THE PARTIES'
          -----------------------
          OBLIGATIONS UNDER SECTIONS 6, 13(a) AND 13(b) HEREOF, NEITHER LION NOR PGI SHALL HAVE ANY LIABILITY TO THE OTHER PARTY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE FOR CONSEQUENTIAL, EXEMPLARY, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT WITH RESPECT TO THE PARTIES' OBLIGATIONS UNDER SECTIONS 6, 13(a) AND 13(b) HEREOF, THE LIABILITY OF LION OR PGI TO THE OTHER PARTY FOR ANY REASON AND UPON ANY CAUSE OF ACTION SHALL BE LIMITED TO USD TWO HUNDRED & FIFTY THOUSAND DOLLARS ($250,000). THIS LIMITATION APPLIES TO ALL CAUSES OF ACTION IN THE AGGREGATE, INCLUDING WITHOUT LIMITATION TO BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATIONS, AND OTHER TORTS. BOTH PARTIES UNDERSTAND AND AGREE THAT THE REMEDIES AND LIMITATIONS HEREIN ALLOCATE THE RISKS OF PRODUCT AND SERVICE NONCONFORMITY BETWEEN THE PARTIES AS AUTHORIZED BY THE UNIFORM COMMERCIAL CODE AND BY OTHER APPLICABLE LAWS. THE AGREEMENTS HEREIN REFLECT, AND ARE SET IN RELIANCE UPON, THIS

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          ALLOCATION OF RISK AND THE LIMITATION OF DAMAGES SET FORTH IN THIS
          CONTRACT.

     14.  Independent Contractor.  In the performance of all services hereunder,
          ----------------------
          neither party is authorized or empowered to act as agent for the other for any purpose and shall not on behalf of the other enter into any contract, warranty, or representation as to any matter. Neither party shall be bound by the acts of the other.

     15.  Warranties.  The parties warrant and represent that they have the
          ----------
          right to enter into this Agreement. Both parties further warrant and represent that the terms of this Agreement are not inconsistent with other contractual obligations, expressed or implied that they may have.

     16.  Amendments. No modification to this Agreement shall be effective
          ----------
          unless made in writing and signed by a duly authorized representative of each party.

     17.  Entire Agreement.  This agreement constitutes the entire Agreement
          ----------------
          between the parties with respect to the subject matter hereof and supercedes all prior agreements and understandings between the parties (whether written or oral) relating to said subject matter.

     18.  Survival of Terms.  The terms of Articles 3, 4, 5, 6, 7, 8, 11, 13,
          -----------------
          19, 20 and 22 any shall survive any termination of this Agreement pursuant to Article 10.

     19.  No Implied License.  Neither Party by this Agreement grants to the
          ------------------
          other any license, express or implied, to any technology, know-how, inventions, improvements, trade secrets or materials that it possesses, except for research purposes necessary to conduct the Product Development Plan. Upon the termination of the Product Development Plan, the Parties' intellectual property rights with respect to the results of the Product Development Plan shall be as set forth in Article 6 and 8, and neither Party shall have any implied license to any other technology, know-how, inventions, improvements, trade secrets or materials of the other Party.

     20.  Assignment.  Neither Party shall assign or transfer an interest in
          ----------
          this Agreement, nor assign any claims for money due or to become due during this Agreement, other than to an Affiliated Company, without prior written approval of the other party. Subject to the foregoing, the Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the Parties. For the purposes of this Section 20, "Affiliated Company" means a corporation or other entity which controls, is controlled by, or is under common control with a party to this Agreement. A corporation or other entity shall be deemed to control another corporation or entity if it owns, directly or indirectly, more than fifty percent (50%) of the voting shares or other interest, or has the power to elect

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          more than half the directors, of such other corporation or entity.

     21.  Compliance with Laws.  Each Party agrees that it will comply with all
          --------------------
          applicable federal, state, and local laws, codes, regulations, rules and orders in the performance and direction of the work under this Agreement.

     22.  Governing Law, Dispute Resolution, Arbitration. a) This Agreement and
          ----------------------------------------------
          all of the obligations contained herein, including possible claims for damages arising from the withdrawal of one of the parties from the Agreement, shall be construed in accordance with the laws of the State of Delaware in The United States of America under exclusion of the UN law on sales. Place of jurisdiction shall be Delaware.

          b) LION and PGI shall deal with each other in good faith. The parties agree in the event of a dispute between them arising from, concerning or in any way relating to this Agreement, the REPRESENTATIVES shall undertake good faith efforts to amicably resolve such dispute, the matter shall be referred to [_______________________] * or another designated representative of LION, and to [_____________] * or another designated representative of PGI, for further review and resolution.

          c)   In the event that a dispute is unable to be resolved, pursuant to
               Section 21.b, within ninety (90) days, the parties agree that any and all disputes arising directly or indirectly out of or relating in any way to this Agreement shall be submitted to binding arbitration pursuant to the Rules then in effect of the American Arbitration Association (AAA). One arbitrator shall hold arbitration. Arbitration shall be held in the English language. The arbitrator shall decide the matters submitted to him based upon the evidences presented and the terms of this Agreement. The arbitrator shall issue a written decision which shall state the reasons of the decision and which shall include findings of fact and conclusions of law. The decision of the arbitration shall be final, non-appealable and binding upon the parties and their respective successors and permitted assigns.

     23.  Force Majeure.  Neither party shall be held liable or responsible to
          -------------
          the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected party including but not limited to fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances, acts of God or acts, omissions, or delays in acting by any governmental authority of the other party.

_____________________________________________________________________________
* Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

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     24.  Severability of Clauses.  If any provision or provisions of this
          -----------------------
          Agreement are deemed illegal, invalid, or unenforceable in any state or country, to the extent of such illegality, invalidity or unenforceability, be deemed severed and shall not affect the legality, validity or enforceability of any other provision hereof. The invalid provision or the gap shall be filled by an appropriate provision which to the extent legally possible, comes closest to the Parties' intent of what the Parties would have laid down had they been aware of the invalidity or gap in order to meet the spirit and purpose of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates set forth below.

          PGI                                   LION

          By: /s/ John A. Ryals                 By: /s/  Friedrich von Bohlen
              ---------------------------           --------------------------

          Title: CEO, President                 Title: Chief Executive Officer
                 ------------------------              -----------------------

          Date: November 22, 2000               Date: November 14, 2000
                -------------------------             ------------------------

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                                   EXHIBIT A

                           Product Development Plan

The parties shall agree on a business plan and mechanism for marketing/commercialization of the Bioinformatics Software Tools and Metabolic Profiling Database co-developed by LION and PGI.

1.  Bioinformatics Software Tools

This software will analyze and display biochemical profile data and will be integrated into LION's proprietary SRS/bioSCOUT(TM) system for ease of use.

     a) Milestones and Support for Metabolic Profiling Data Analysis and Display Software

          i) LION agrees to support this co-development activity with at least 2 Full Time Employees with the goal of developing [___________] * of biochemical profiling tools by 1 June 2001. [___________] * will be able to [________________] * and [______________________]
               * for biochemical profile data obtained at PGI.

          ii) PGI agrees to support this co-development activity with at least 2 Full Time Employees with the goal of developing [___________] * of biochemical profiling tools by 1 June 2001. [___________] * will be able to [________________] * and [______________________]
               * for biochemical profile data obtained at PGI.

     b)   A detailed project scope is: The [___________________________________]
          [_________________] * provides non-specialist users in the context of this tool, particularly biologists and geneticists who are not specialists in analytical chemistry, a powerful tool for the discovery of novel [_____________________] [__________] * that arise from the introduction of mutations in the genome of a target organisms. The [______________] * platform produces qualitative and quantitative information on the detectable [_______________________] *. Genetically characterized specimens are subjected to [_____________] * , followed by [______________] * to produce [_______] * that enable the identification of [__________________________________________________]
          [_______________] * processes [___] * data from the [_________] *
          through [__________] * and [__________] * processes to a finished data [________] * for

_____________________________________________________________________________
* Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

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          data [________] * by the end user with [____________________________]
          [_______] *. The overall scope of the software system is to provide a graphical user interface for access to [_________________________] * and data processing pipelines to fulfill the following major objectives:

               i)   Enable non-specialist users to compare [__________________]
                    * between and among specimens, treatments or experiments.

               ii) Enable non-specialist users to predict the [__________________] * in individual specimens based on known genetic manipulation of the genome.

               iii) Enable non-specialist users to list [___________] * that show significant changes in [_______________] *.

               iv) Enable non-specialist users to display [________________] * for specific samples or experiments.

               v) Enable non-specialist users to plot groups of [_________] * that are related [__________] * or on the [___________] * by indicating the levels all the [__________] * in the group by specimen or experiment.

               vi) Enable non-specialists users to add novel [______________] * and edit [____________] *.

     c) A detailed list of intermediate milestones will be determined by the Joint Collaboration Committee by January 1, 2001.


2.   Metabolic Profiling Database

The Metabolic Profiling Database shall consist of [____________] * data from [______] * and [_____] * linked to [________] * and accessible through a graphical user interface. Metabolic profiling will help find [___________] * by quickly relating changes in [______] * and [_________________] * to [___________] * changes that are relevant to the disease.

_____________________________________________________________________________
* Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

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                                   EXHIBIT B

                                Marketing Plan

The parties shall agree on a plan and mechanism for marketing/commercialization of products and services co-developed by LION and PGI.

1.   Marketing Milestones

          a) LION agrees to provide PGI with one potential [________________] [___________] * by [___________] *. LION agrees to introduce PGI to one eventual [_______________] * whereby the relationship between PGI and the [____________] * is consummated by [__________] *.

          b) PGI agrees to provide LION with one potential [_______________] * by [__________________] *. PGI agrees to introduce PGI to one eventual [____________] * whereby the relationship between LION and the [_________]* is consummated by [______________] *.

2.   Sharing of Company Contacts

          a) The following is intended: LION agrees to provide PGI with a list of [________________________] * within [____________] * of the signing of the Alliance agreement. This customer list will include [______________] * and [__________________] *.

          b) PGI agrees to provide LION with a list of [______________] * within [____________________] * of the signing of the Alliance agreement. This customer list will include [___________________]
               * and [________________]*.

_____________________________________________________________________________
* Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

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                                   EXHIBIT C

                         JOINT COLLABORATION COMMITTEE

LION R & D:               [______________] *
                          [______________] *

LION Business:            [_____________] *

PGI R & D:                [______________] *
                          [______________] *

PGI Business:             [_____________] *



_____________________________________________________________________________
* Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

20